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                                                                     EXHIBIT 3.3


                                     FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        BEACON EDUCATION MANAGEMENT, INC.

     Beacon Education Management, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is Beacon Education Management, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 29, 1999.

     2. This Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware. Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly adopted by the Board of Directors and the stockholders of Beacon Education Management, Inc.

     3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

     4. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:


                                    ARTICLE I

     The name of the corporation (which is hereinafter referred to as the "Corporation") is Beacon Education Management, Inc.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

     The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.


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                                   ARTICLE IV

     Section 1. The Corporation shall be authorized to issue 35,000,000 shares of capital stock, of which 30,000,000 shares shall be shares of common stock, $0.01 par value ("Common Stock"), and 5,000,000 shares shall be shares of preferred stock, $0.01 par value ("Preferred Stock").

     Section 2. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is hereby authorized to fix by resolution or resolutions the voting powers, if any, designations, powers, preferences and the relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     Section 3. Except as otherwise provided by law or by this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 2 of this Article IV), the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class.

                                    ARTICLE V

     Section 1. Subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, by resolution of the Board.

     Section 2. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     Section 3. The directors of the Corporation, other than those who may be elected by the holders of any outstanding series of shares of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Class I shall be initially elected for a term expiring at the first annual meeting of stockholders following the Corporation's initial public offering of Common Stock, Class II shall be initially elected for a term expiring at the second annual meeting of stockholders following the Corporation's initial public offering of Common Stock, and Class III shall be initially elected for a term expiring at the third annual meeting of stockholders following the Corporation's initial public offering of Common Stock. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible.



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     Section 4. Subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in or pursuant to this Certificate of Incorporation to elect additional directors under specified circumstances, any director or the entire Board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least two-thirds (66.67%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least two-thirds (66.67%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article V.

     Section 5. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board at such time is classified, until the next election of the class for which such directors shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend, alter and repeal the Bylaws of the Corporation at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend, alter or repeal any Bylaws; provided, however, that with respect to the powers of the stockholders to adopt, amend, alter and repeal Bylaws, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any outstanding series of Preferred Stock required by law or by this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 2 of Article IV), the affirmative vote of the holders of at least two-thirds (66.67%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for stockholders to adopt, amend or repeal any provision of the Bylaws. Notwithstanding anything contained in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least two-thirds (66.67%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the preceding sentence.

                                   ARTICLE VII

     The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of


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Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VII.

                                  ARTICLE VIII

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                   ARTICLE IX

     Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

     Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any other vote required by law, the affirmative vote of the holders of at least two-thirds (66.67%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this
Article IX.

                                    ARTICLE X

     The Corporation elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Beacon Education Management, Inc., has caused this Amended and Restated Certificate of Incorporation to be executed by Michael B. Ronan, its Chief Executive Officer and President, this _____ day of _____________, 2001.




                                        -------------------------------------
                                        Michael B. Ronan
                                        Chief Executive Officer and President





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